U5S
                                                                    Exhibit B.16
                           ARTICLES OF INCORPORATION
                                       OF
                        HEARTLAND DEVELOPMENT CORPORATION
                        EFFECTIVE AS OF JANUARY 11, 1988

ARTICLE 1

The name of the corporation is Heartland Development Corporation.

ARTICLE 2

The period of existence shall be perpetual.

ARTICLE 3

The purposes shall be to engage in any lawful activities authorized by Chapter 180 of the Wisconsin Statutes.

ARTICLE 4

The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, with a class, is:

          Series                         Par value per share or statement that
 Class   (If any)    Number of shares    shares are without par value
-------- ----------- ------------------- -------------------------------------
Common     --        2,800                          No Par.

ARTICLE 5

The preferences, limitation, designation, and relative rights of each class or series of stock, are

ARTICLE 6

The initial registered office is located in Dane County, Wisconsin, and the address of such registered office is

222 West Washington Avenue
Madison, WI  53703

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                                                            The complete
                                                            address, including
                                                            street and number,
                                                            if assigned, and
                                                            the ZIP code, must
                                                            be stated.

ARTICLE 7

Name of initial registered agent at such address is Eugene O. Gehl.

           - See instructions and suggestions elsewhere on the form -

ARTICLE 8

The number of directors constituting the board of directors shall be fixed by by-law.

ARTICLE 9

These articles may be amended in the manner authorized by law at the time of amendment.

ARTICLE 10

The name and address of incorporator are:

              NAME                                    ADDRESS
                                         (street number, city, state & ZIP code)

1)  William D. Harvey                           1521 Windfield Way
                                                Middleton, WI  53562
2)

3)

4)

Executed in duplicate of the 31st day of December, 1987

                                                /s/ William D. Harvey
                                                William D. Harvey

                                All incorporators

                                    SIGN HERE